SECURITIES AND EXCHANGE COMMISSION
 Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 17, 2006

Avatar Systems, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-32925	75-2763037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Network Drive, Suite 210, Frisco, Texas	75034
(Address of principal executive offices)	(Zip code)

(972) 720-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2006, Avatar Systems, Inc. (the “Company”) acquired all of the outstanding common stock of Questa Software Systems, Inc. (“Questa”) from Questa’s sole shareholders, Jean Junker and Ann Hankins (the “Sellers”). The information set forth below in Item 2.01 relating to the acquisition of Questa is incorporated by reference into this Item 1.01. The acquisition was effected pursuant to a Stock Purchase Agreement entered into among the Company, Questa and the Sellers (the “Stock Purchase Agreement”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 2 and is incorporated herein by reference.  In connection with the acquisition, the Company:

•	issued convertible promissory notes to the Sellers, as described in Items 2.01 and 2.03 below and incorporated herein by reference; and
•	entered into a Stock Buyback Agreement with the Sellers, as described in Item 2.01 below and incorporated herein by reference.

On August 16, 2006, the Company entered into a Loan and Security Agreement (the “Bank Loan Agreement”), Promissory Note Term Credit Facility (“Term Loan”), and Promissory Note Revolving Credit Facility (“Revolving Loan”) with PlainsCapital Bank to provide a promissory note term credit facility for $476,500 and a promissory note revolving credit facility for $200,000.  The information set forth below in Item 2.03 relating to the creation of a direct financial obligation is incorporated by reference into this Item 1.01

On August 16, 2006, the Company entered into a Loan and Security Agreement (the “Allen Loan Agreement”) and Promissory Note (the “Allen Promissory Note”) with Tim Allen and Gregg Allen to provide a promissory note in the amount of $823,500.   The information set forth below in Item 2.03 relating to the creation of a direct financial obligation is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 18, 2006, the Company acquired the outstanding common stock of Questa from the Sellers pursuant to the Stock Purchase Agreement (the “Acquisition”).  Questa, located in Midland, Texas, is engaged in the development of software for the petroleum production industry. The purchase price was $2.2 million, subject to certain post-closing adjustments based on the Questa’s working capital as of the closing.  The $2.2 million purchase price consisted of:

•	cash paid to the Sellers in the aggregate amount of $1,720,000;
•	convertible promissory notes issued to the Sellers in the aggregate amount of $280,000, as described in Item 2.03 below and incorporated herein by reference; and
•	an aggregate of 200,000 shares of common stock of the Company issued to the Sellers (the “Shares”).

In connection with the execution of the Stock Purchase Agreement, the Company entered into a Stock Buyback Agreement with the Sellers on August 18, 2006.  Pursuant to the Stock Buyback Agreement, the Company granted the Sellers the right and option to sell to the Company all or any portion of the Shares on the first business day five years from the date of the closing of the Acquisition at a price of $1.00 per share.  A copy of the Stock Buyback Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The Acquisition was financed with the Term Loan from PlainsCapital Bank in the amount of $476,500, the Allen Promissory Note in the amount of $823,500, the convertible promissory notes issued to the Seller’s in the amount of $280,000 and the issuance of 200,000 shares of common stock of the Company.

Item 2.02 Results of Operations and Financial Condition.

On August 24, 2006, the Company issued a press release announcing the acquisition of Questa.  A copy of the press release is furnished as Exhibit 99.1 to this report.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 16, 2006, the Company entered into the Bank Loan Agreement, the Bank Term Loan, and the Revolving Loan with PlainsCapital Bank to provide a promissory note term credit facility for $476,500 and a promissory note revolving credit facility for $200,000.

The Bank Term Loan is payable in 53 monthly principal payments of $7,942 beginning on March 5, 2007 and a final payment of the outstanding principal balance on the term maturity date.  Interest on the outstanding principal balance of the note will be paid monthly beginning September 5, 2006, with a final payment on the term maturity date.  The Loan will bear interest at greater of the prime rate plus three quarters of one percent (0.75%), or nine percent (9.0%).

The Revolving Loan outstanding principal balance is payable in full in a single payment on the revolving credit maturity date.  Interest on the outstanding principal balance of the note will be paid monthly beginning September 5, 2006, with a final payment on the revolving credit maturity date.  The Loan will bear interest at greater of the prime rate plus three quarters of one percent (0.75%), or nine percent (9.0%).

The Bank Term Loan and the Revolving Loan may be prepaid or terminated at the Company’s option at anytime without penalty.   The Loan Agreement contains customary default provisions (with grace periods where customary), including, among other things, failure to pay any principal or interest when due; any materially false or misleading representation, warranty, or financial statement; failure to comply with or to perform any provision of the agreement; and default on any debt in excess of $500,000.

In connection with the Bank Loan Agreement, Robert C. Shreve, Jr., the Company’s chairman, president, chief executive officer and chief financial officer, provided a guaranty in favor of PlainsCapital Bank, pursuant to which Mr. Shreve guarantied up to $676,500 of the Company’s obligations under the Term Loan and the Revolving Loan.  As consideration for providing this guaranty, the Company issued options to purchase 451,000 shares of common stock of the Company to Mr. Shreve at an exercise price of $0.505 per share.  The options were fully vested on the date of issuance.

The foregoing descriptions of the Bank Loan Agreement, the Bank Term Loan and the Revolving Loan do not purport to be complete and are qualified in their entirety by reference to the full text of the Bank Loan Agreement attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

On August 16, 2006, the Company entered into the Allen Loan Agreement and the Allen Promissory Note with Tim Allen and Gregg Allen to provide a promissory note for $823,500. Tim Allen and Greg Allen own approximately 27.7% and 27.2%, respectively, of the outstanding common stock of the Company.

The Allen Promissory note is payable in 53 monthly principal payments of $13,725 beginning on March 5, 2007 and a final payment of the outstanding principal balance on the term maturity date.  Interest on the outstanding principal balance of the note will be paid monthly beginning September 5, 2006, with a final payment on the term maturity date.  The Loan will bear interest at greater of the prime rate plus three quarters of one percent (0.75%), or nine percent (9.0%).

As consideration for providing the Allen Loan Agreement and the Allen Promissory Note, the Company issued options to purchase 274,500 shares of common stock of the Company to each of Tim Allen and Gregg Allen at an exercise price of $0.505 per share.  The options were fully vested on the date of issuance.

The foregoing description of the Allen Loan Agreement and the Allen Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Allen Loan Agreement and the Allen Promissory Note attached hereto as Exhibits 10.5 and 10.6, respectively.

On August 18, 2006, as partial consideration for the Acquisition, the Company issued convertible promissory notes to each of Jean Junker and Ann Hankins (the “Seller Promissory Notes”) in the amounts of $120,000 to Jean Junker and $160,000 to Ann Hankins.  Accrued and unpaid interest on the Seller Promissory Notes is payable for a period of five years following the date of the note in twenty quarterly installments commencing on September 30, 2006 and continuing on the last day of each third calendar month.  Thereafter, principal and accrued interest on the notes is payable in twelve equal quarterly installments commencing on the fifth anniversary of the notes, and continuing thereafter on the last day of each third calendar month, with the final installment of the unpaid principal balance and all accrued and unpaid interest due eight years from the date of the notes.

The outstanding principal balances of the Seller Promissory Notes are convertible, at the option of the holders, in whole or in part and at any time or from time to time, into shares of common stock of the Company at a conversion price of $3.50 per share, as adjusted from time to time for stock splits, combinations, stock dividends and other similar events.

The Seller Promissory Notes may be prepaid at the Company’s option at anytime without penalty, provided that, after the Company notifies the holders that the outstanding principal balance will be repaid and the date of such prepayment fifteen days in advance.  The holders have the option during the fifteen days to convert all or any portion of the outstanding principal balance of the Seller Promissory Notes in accordance with the conversion features of the notes.

The foregoing descriptions of the Seller Promissory Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Seller Promissory Notes attached hereto as Exhibits 10.7 and 10.8.

Item 9.01Financial Statements and Exhibits.

Exhibit Number	Exhibit

2.0	Stock Purchase Agreement
10.1	Stock Buyback Agreement
10.2	Bank Loan and Security Agreement
10.3	Promissory Note Term Credit Facility
10.4	Promissory Note Revolving Credit Facility
10.5	Allen Loan and Security Agreement
10.6	Allen Promissory Note
10.7	Junker Convertible Promissory Note
10.8	Hankins Convertible Promissory Note
99.1	Press release dated August 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Systems, Inc.

/s/ Robert C. Shreve, Jr.

Date: August 28, 2006	Robert C. Shreve, Jr.
President, Chief Executive Officer and Chief Financial Officer